Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eHealth, Inc. Amended and Restated 2021 Inducement Plan of our reports dated March 1, 2022, with respect to the consolidated financial statements of eHealth, Inc. and the effectiveness of internal control over financial reporting of eHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California
November 8, 2022